UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2013
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Quantum Corporation

(Exact name of registrant as specified in its charter)
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Delaware

(State or other jurisdiction of incorporation)

1-13449	94-2665054
(Commission File No.)	(IRS Employer Identification No.)

1650 Technology Drive, Suite 700
San Jose, CA 95110

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 944-4000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

Quantum Corporation (the “Company”) expects revenue for the quarter ended June 30, 2013 to be between $147 million and $148 million, with preliminary results including $15 million in royalty revenue related to the intellectual property agreement entered into with Microsoft Corporation in May 2013.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 2, 2013, Ted Stinson resigned from his position as Senior Vice President, Worldwide Sales of Quantum Corporation to join a private start up. The resignation from his position will be effective on July 12, 2013.

Item 8.01 Other Events

In connection with the resignation of Mr. Stinson, the Company appointed Bill Britts as Senior Vice President, Worldwide Sales and Marketing effective immediately. Since joining the Company upon its acquisition of ADIC in August 2006, Mr. Britts has held various worldwide leadership roles, including sales, marketing, operations, service and business development. Prior to Quantum, Mr. Britts spent 12 years at ADIC, where he held numerous leadership positions, including Executive Vice President, Worldwide Sales and Marketing. Before ADIC, Mr. Britts served in a number of marketing and sales positions at Raychem Corp. and its subsidiary, Elo TouchSystems.

A copy of the press release regarding the above items is being furnished as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release, dated July 9, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 9, 2013

QUANTUM CORPORATION

/s/ LINDA M. BREARD
Linda M. Breard
Chief Financial Officer